Exhibit 8

FORM OF

FEDERAL TAX OPINION

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank

Ladies and Gentlemen:

You have requested this firm’s opinion regarding the material federal income tax consequences that will result from the conversion of Jacksonville Bancorp, MHC, a federal mutual holding company (the “Mutual Holding Company”) into the capital stock form of organization (the “Conversion”), as effectuated pursuant to the two integrated transactions described below.

In connection therewith, we have made such investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures.  We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan of Conversion and Reorganization of Jacksonville Bancorp, MHC (the “Plan”) and the Registration Statement filed by Jacksonville Bancorp, Inc., a Maryland stock corporation (the “Holding Company”) with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, and the Application for Conversion on Form AC filed by the Mutual Holding Company with the Office of Thrift Supervision (the “OTS”).  In addition, we are relying on a letter from RP Financial, LC. to you stating its belief as to certain valuation matters described below.  Capitalized terms used but not defined herein shall have the same meaning as set forth in the Plan.  Furthermore, we assume that each of the parties to the Conversion will comply with all reporting obligations with respect to the Conversion required under the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder.

Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations thereunder (the “Treasury Regulations”), and upon current Internal Revenue Service (“IRS”) published rulings and existing court decisions, any of which could be changed at any time.  Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein.  Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions.  This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank
March __, 2010

We opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address.  We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

For purposes of this opinion, we are relying on the representations as to factual matters provided to us by the Mutual Holding Company, Jacksonville Savings Bank (the “Bank”), Jacksonville Bancorp, Inc., a federal corporation (referred to as the “Mid-Tier Holding Company”) and the Holding Company, as set forth in the certificates for each of those aforementioned entities and signed by authorized officers of each of the aforementioned entities, incorporated herein by reference.

Description of Proposed Transactions

Based upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows.  The Bank is an Illinois-chartered savings bank headquartered in Jacksonville, Illinois.  It was originally chartered in 1916 as a state-chartered savings and loan association and converted to a state-chartered mutual savings bank in 1992.  In 1995, the Bank converted to stock form and reorganized from the mutual to the mutual holding company form of organization and sold approximately 46% of its shares to depositors of the Bank.  The remaining 54% of the outstanding shares were issued to the Mutual Holding Company.  In 2002, the Bank completed its reorganization into the two-tier form of mutual holding company, whereby the Bank became the wholly owned subsidiary of the Mid-Tier Holding Company and the persons who were previously shareholders in the Bank, including the Mutual Holding Company, became shareholders in the Mid-Tier Holding Company.  The owners of the Mutual Holding Company are the depositors of the Bank, who are entitled upon the complete liquidation of the Mutual Holding Company to liquidation proceeds after the payment of creditors.

Within the last six months, the Boards of Directors of the Mutual Holding Company, the Holding Company, the Mid-Tier Holding Company, and the Bank have adopted the Plan providing for the Conversion of the Mutual Holding Company from a federally chartered mutual holding company to the capital stock form of organization.  A new Maryland stock corporation, the Holding Company, was incorporated in March 2010, as part of the Conversion and will succeed to all the rights and obligations of the Mutual Holding Company and the Mid-Tier Holding Company and will issue Holding Company Common Stock in the Conversion.

At the present time, two transactions referred to as the “MHC Merger” and the “Mid-Tier Merger” are being undertaken.  Pursuant to the Plan, the Conversion will be effected in the following steps, in such order as is necessary to consummate the Conversion:

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank
March __, 2010

(1)	The Mid-Tier Holding Company will establish the Holding Company as a first-tier Maryland-chartered stock holding company subsidiary.

(2)
The Mutual Holding Company will merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the resulting entity (the “MHC Merger”) whereby the shares of Mid-Tier Holding Company held by the Mutual Holding Company will be cancelled and the owners of the Mutual Holding Company (e.g., the depositors of the Bank) will automatically, without any further action on the part of the holders thereof, constructively receive liquidation interests in Mid-Tier Holding Company in exchange for their liquidation interests in the Mutual Holding Company.

(3)
Immediately after the MHC Merger, the Mid-Tier Holding Company will merge with and into the Holding Company (the “Mid-Tier Merger”), with the Holding Company as the resulting entity.   As part of the Mid-Tier Merger, the liquidation interests in Mid-Tier Holding Company constructively received by the former owners of Mutual Holding Company immediately prior to Conversion will automatically, without further action on the part of the holders thereof, be exchanged for an interest in the Liquidation Account and the Minority Shares shall be converted into and become the right to receive Holding Company Common Stock based on the Exchange Ratio.

(4)	Immediately after the Mid-Tier Merger, the Holding Company will offer for sale its Common Stock in the Offering.

(5)	The Holding Company will contribute at least 50% of the net proceeds of the Offering to the Bank in constructive exchange for common stock of the Bank and the Bank Liquidation Account.

Following the Conversion, a Liquidation Account will be maintained by the Holding Company for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with the Bank.  Pursuant to Section 19 of the Plan, the Liquidation Account will be equal to the product of (a) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company multiplied by (b) the Mid-Tier Holding Company’s total stockholders’ equity as reflected in the latest statement of financial condition contained in the final Prospectus utilized in the Conversion, plus the value of the net assets of the Mutual Holding Company as reflected in the latest statement of financial condition of the Mutual Holding Company prior to the effective date of the Conversion (excluding its ownership of Mid-Tier Holding Company.  In turn, the Holding Company will hold the Bank Liquidation Account.  The terms of the Liquidation Account and Bank Liquidation Account, which supports the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets, are described in Section 19 of the Plan.

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank
March __, 2010

All of the then-outstanding shares of Mid-Tier Holding Company common stock owned by the Minority Stockholders will be converted into and become shares of Holding Company Common Stock pursuant to the Exchange Ratio that ensures that after the Conversion, Minority Stockholders will own in the aggregate the same percentage of Holding Company Common Stock as they held Mid-Tier Holding Company common stock immediately prior to the Conversion, exclusive of Minority Stockholders’ purchases of additional shares of Holding Company Common Stock in the Offering and receipt of cash in lieu of fractional shares.  Immediately following the Mid-Tier Merger, additional shares of Holding Company Common Stock will be sold to depositors and former shareholders of the Bank and Mid-Tier Holding Company and to members of the public in the Offering.

As a result of the Mid-Tier Merger and the MHC Merger, the Holding Company will be a publicly-held corporation, will register the Holding Company Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC.  The Bank will become a wholly owned subsidiary of the Holding Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

The stockholders of the Holding Company will be the former Minority Stockholders of the Mid-Tier Holding Company immediately prior to the MHC Merger, plus those persons who purchase shares of Holding Company Common Stock in the Offering.  Nontransferable rights to subscribe for the Holding Company Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on December 31, 2008 (“Eligible Account Holders”), the Bank’s tax-qualified employee plans (“Employee Plans”), depositors of the Bank who have account balances of $50.00 or more as of the close of business on the Supplemental Eligibility Record Date (“Supplemental Eligible Account Holders”), and depositors of the Bank as of the Voting Record Date (other than Eligible Account Holders and Supplemental Eligible Account Holders) (“Other Depositors”).  Subscription rights are nontransferable.  The Holding Company will also offer shares of Holding Company Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public (with preferences given to persons residing in the Illinois counties of Morgan, Cass, Sangamon, Macoupin, Greene, Scott, Montgomery and Pike) and if shares remain after the subscription and community offerings, shares may be offered to members of the general public in a syndicated community offering by broker-dealers.

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank
March __, 2010

Opinions

    Based on the foregoing description of the MHC Merger and the Mid-Tier Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

    1. The MHC Merger of the Mutual Holding Company with and into Mid-Tier Holding Company will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.  (Section 368(a)(l)(A) of the Code.)

    2. The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mutual Holding Company for liquidation interests in the Mid-Tier Holding Company in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations.  (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54.)

    3. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Mid-Tier Holding Company and the Mid-Tier Holding Company’s assumption of its liabilities, if any, in constructive exchange for liquidation interests in the Mid-Tier Holding Company or on the constructive distribution of such liquidation interests to the Mutual Holding Company’s members who remain depositors of the Bank.  (Section 361(a), 361(c) and 357(a) of the Code.)

    4. No gain or loss will be recognized by the Mid-Tier Holding Company upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the constructive transfer to the members of the Mutual Holding Company of a liquidation interest in the Mid-Tier Holding Company.  (Section 1032(a) of the Code.)

    5. Persons who have an interest in the Mutual Holding Company will recognize no gain or loss upon the constructive receipt of a liquidation interest in the Mid-Tier Holding Company in exchange for their voting and liquidation rights in the Mutual Holding Company.  (Section 354(a) of the Code.)

    6. The basis of the assets of Mutual Holding Company (other than stock in the Mid-Tier Holding Company) to be received by Mid-Tier Holding Company will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer.  (Section 362(b) of the Code.)

    7. The holding period of the assets of the Mutual Holding Company in the hands of the Mid-Tier Holding Company will include the holding period of those assets in the hands of the Mutual Holding Company.  (Section 1223(2) of the Code.)

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank
March __, 2010

    8. The Mid-Tier Merger of Mid-Tier Holding Company with and into the Holding Company will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code.  (Section 368(a)(1)(F) of the Code.)

    9. The Mid-Tier Holding Company will not recognize any gain or loss on the transfer of its assets to the Holding Company and the Holding Company’s assumption of its liabilities in exchange for shares of common stock in the Holding Company or on the constructive distribution of such stock to Minority Stockholders and the Liquidation Accounts to the Eligible Account Holders and Supplemental Eligible Account Holders.  (Sections 361(a), 361(c) and 357(a) of the Code.)

    10. No gain or loss will be recognized by the Holding Company upon the receipt of the assets of Mid-Tier Holding Company in the Mid-Tier Merger.  (Section 1032(a) of the Code.)

    11. The basis of the assets of the Mid-Tier Holding Company (other than stock in the Bank) to be received by the Holding Company will be the same as the basis of such assets in the hands of Mid-Tier Holding Company immediately prior to the transfer.  (Section 362(b) of the Code.)

    12. The holding period of the assets of Mid-Tier Holding Company (other than stock in Bank) to be received by the Holding Company will include the holding period of those assets in the hands of Mid-Tier Holding Company immediately prior to the transfer.  (Section 1223(2) of the Code.)

    13. Mid-Tier Holding Company shareholders will not recognize any gain or loss upon their exchange of Mid-Tier Holding Company common stock for Holding Company common stock.  (Section 354 of the Code.)

    14. Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Mid-Tier Holding Company for the Liquidation Accounts in the Holding Company.  (Section 354 of the Code.)

    15. The constructive exchange of the Eligible Account Holders and Supplemental Eligible Account Holders liquidation interests in the Mid-Tier Holding Company for interests in a Liquidation Account established in the Holding Company will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3, 1969-1 C.B. 103, and Rev. Rul. 69-646, 1969-2 C.B. 54).

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank
March __, 2010

    16. The payment of cash to the Minority Stockholders in lieu of fractional shares of Holding Company will be treated as though the fractional shares were distributed as part of the Mid-Tier Merger and then redeemed by Holding Company.  The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares.  (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

    17. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Holding Company Common Stock is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors upon distribution to them of nontransferable subscription rights to purchase shares of Holding Company Common Stock.  (Section 356(a) of the Code.)  Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositor will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.  (Rev. Rul. 56-572, 1956-2 C.B. 182.)

    18. It is more likely than not that the fair market value of the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets is zero.  Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Bank Liquidation Account as of the effective date of the Mid-Tier Merger.  (Section 356(a) of the Code.)

    19. Each shareholder’s aggregate basis in his or her Holding Company Common Stock received in the exchange will be the same as the aggregate basis of the common stock surrendered in exchange therefore.  (Section 358(a) of the Code.)

    20. It is more likely than not that the basis of the Holding Company Common Stock purchased in the Offering by the exercise of the nontransferable subscription rights will be the purchase price thereof.  (Section 1012 of the Code.)

    21. Each shareholder’s holding period in his or her Holding Company Common Stock received in the exchange will include the period during which the common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange.  (Section 1223(1) of the Code.)

    22. The holding period of the Holding Company Common Stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised.  (Section 1223(5) of the Code.)

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank
March __, 2010

    23. No gain or loss will be recognized by Holding Company on the receipt of money in exchange for Holding Company Common Stock sold in the Offering.  (Section 1032 of the Code.)

    Our opinion under paragraph 21 above is predicated on the representation that no person shall receive any payment, whether in money or property, in lieu of the issuance of subscription rights.  Our opinions under paragraphs 9, 14 and 17 are based on the position that the subscription rights to purchase shares of Holding Company Common Stock received by Eligible Account Holders, Supplemental Eligible Account Holders and Other Depositors have a fair market value of zero.  We understand that the subscription rights will be granted at no cost to the recipients, will be legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of Holding Company Common Stock at the same price to be paid by members of the general public in any Community Offering. We also note that the IRS has not in the past concluded that subscription rights have value.  In addition, we are relying on a letter from Feldman Financial Advisors, Inc. to you stating its belief that subscription rights do not have any economic value at the time of distribution or at the time the rights are exercised in the subscription offering.  Based on the foregoing, we believe it is more likely than not that the nontransferable subscription rights to purchase Holding Company Common Stock have no value.

    If the subscription rights are subsequently found to have an economic value, income may be recognized by various recipients of the subscription rights (in certain cases, whether or not the rights are exercised) and the Holding Company and/or the Bank may be taxable on the distribution of the subscription rights.

    Our opinion under paragraph 18 above is based on the position that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets has a fair market value of zero.  We understand that:  (i) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (ii) the interests in the Liquidation Account and Bank Liquidation Account are not transferable; (iii) the amounts due under the Liquidation Account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in the Bank are reduced as described in the Plan; and (iv) the Bank Liquidation Account payment obligation arises only if the Holding Company lacks sufficient net assets to fund the Liquidation Account.  We also note that the U.S. Supreme Court in Paulsen v. Commissioner, 469 U.S. 131 (1985) stated the following:

The right to participate in the net proceeds of a solvent liquidation is also not a significant part of the value of the shares.  Referring to the possibility of a solvent liquidation of a mutual savings association, this Court observed:  “It stretches the imagination very far to attribute any real value to such a remote contingency, and when coupled with the fact that it represents nothing which the depositor can readily transfer, any theoretical value reduces almost to the vanishing point.”  Society for the Savings v. Bowers, 349 U.S. 143, 150 (1955).

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank
March __, 2010

In addition, we are relying on a letter from RP Financial, LC. to you stating its belief that the benefit provided by the Bank Liquidation Account supporting the payment of the Liquidation Account in the event the Holding Company lacks sufficient net assets does not have any economic value at the time of the Mid-Tier Merger.  Based on the foregoing, we believe it is more likely than not that such rights in the Bank Liquidation Account have no value.

If such Bank Liquidation rights are subsequently found to have an economic value, income may be recognized by each Eligible Account Holder and Supplemental Eligible Account Holder in the amount of such fair market value as of the effective date of the Mid-Tier Merger.

                      Very truly yours,

                      Luse Gorman Pomerenk & Schick

Boards of Directors
Jacksonville Bancorp, MHC
Jacksonville Bancorp, Inc. (Federal)
Jacksonville Bancorp, Inc. (Maryland)
Jacksonville Savings Bank
March __, 2010

CONSENT

We hereby consent to the filing of the opinion as an exhibit to the Mutual Holding Company’s Application for Conversion filed with the OTS and to the Holding Company’s Registration Statement on Form S-1 as filed with the SEC.  We also consent to the references to our firm in the Prospectus contained in the Application for Conversion and Form S-1 under the captions “The Conversion and Offering-Material Income Tax Consequences” and “Legal Matters.”

Sincerely,